UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 1, 2005

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts		02199-8157
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 1, 2005, The First Marblehead Corporation (the “Corporation”) entered into a third amendment (the “Amendment”) to the Referral Marketing Agreement, dated May 15, 2002, as amended (the “Agreement”), among the Corporation, Charter One Bank, N.A. (“Charter One”) and Collegiate Funding Services, L.L.C. (“CFS”).

The Agreement relates to education loans marketed directly by CFS to prospective student borrowers and their parents (the “CFS Loans”).  CFS Loans are originated by Charter One in accordance with program guidelines in effect between Charter One and The Education Resources Institute, Inc.  The Corporation structures and assists in implementing the CFS Loans program and has separate agreements with Charter One relating to securitization of the CFS Loans.

The Amendment extends the term of the Agreement through July 1, 2007 and provides for automatic renewal thereafter for successive one-year terms, subject to 90 days’ prior written notice of non-renewal delivered by any party to the Agreement. In addition, the Amendment requires CFS to spend specified minimum amounts in marketing CFS Loans.

The Amendment has been attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein by reference, and the summary above is qualified entirely by reference thereto.

Item 9.01.  Financial Statements and Exhibits

(c)        Exhibits

99.1†

Third Amendment, dated as of February 1, 2005, to the Referral Marketing Agreement, dated as of May 15, 2002, as amended, by and among The First Marblehead Corporation, Charter One Bank, N.A. and Collegiate Funding Services, L.L.C.

†	Confidential treatment has been requested for certain provisions of this exhibit, which portions have been separately filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: February 7, 2005	By:	/s/ Donald R. Peck
Donald R. Peck Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1†

Third Amendment, dated as of February 1, 2005, to the Referral Marketing Agreement, dated as of May 15, 2002, as amended, by and among The First Marblehead Corporation, Charter One Bank, N.A. and Collegiate Funding Services, L.L.C.

†	Confidential treatment has been requested for certain provisions of this exhibit, which portions have been separately filed with the Securities and Exchange Commission.